UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 31, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St. Suite 801Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Between October 2015 and May, 2016, DigitalTown, Inc. (the “Company”) sold an aggregate 4,999,706 shares of common stock for total proceeds of $779,500.  No commissions or underwriting discounts were paid in connection with the sale of the stock.  The offering has closed.

The shares were sold in reliance on an exemption from registration provided by Section 4(2) and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended.  The Company’s reliance on Rule 506(b) is based on the fact that there was no solicitation, and the shares were sold in a private offering to persons known by management or a representative of the management.

The Company plans to use the proceeds of the offering for working capital purposes and to pay general operating expenses.

SIGNATURES

Dated: June 10, 2016	DIGITALTOWN, INC By: _/s/ Robert Monster___________ Robert W. Monster, CEO